Exhibit 10.9

                        INDEPENDENT CONTRACTOR AGREEMENT

      This Independent Contractor Agreement ("Agreement") is entered into as of the 1st day of May, 2003, (the "Effective Date") by and between WORLD WRESTLING ENTERTAINMENT, INC., with its principal place of business at 1241 East Main Street, Stamford, Connecticut 06902 ("WWE"), and COMMUNICATIONS CONSULTANTS, INC., with an address at Post Office Box 238, Newton Centre, Massachusetts 02459 ("Consultant"), each individually referred to as a "party" and collectively referred to as the "parties."

      WHEREAS, WWE desires to utilize Consultant to furnish certain consulting services, in accordance with the terms of this Agreement.

      NOW, THEREFORE, in consideration of the covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. SERVICES/ACCOUNTABILITIES: WWE hereby engages the Consultant on a non-exclusive basis during the Term (as defined below) performing such consulting services relating to television syndication transactions featuring the programming of WWE and its affiliates as are requested by the Chief Executive Officer or her designee from time to time (referred to collectively hereinafter as the "Services"). WWE acknowledges that Consultant's Services shall be performed at such times as are convenient to Consultant, provided that Consultant agrees to hold itself reasonably available to render the Services contemplated herein.

      Consultant shall devote its best efforts to the performance of the Services and shall protect and promote the interests of [OBJECT OMITTED]WWE. Consultant shall cooperate in any reasonable manner whatsoever with [OBJECT OMITTED]WWE in connection with the performance of the Services.

      2. TERM: The term of this Agreement shall commence as of the Effective Date and shall continue for a period of one (1) year ("Initial Term"), and thereafter shall be automatically renewed for successive one-year periods under like terms and conditions ("Renewal Term") unless terminated in accordance with the terms hereof. (The Initial Term and all Renewal Terms, if any, shall hereinafter be referred to collectively as the "Term").

      3. INDEPENDENT CONTRACTOR: Consultant represents and warrants that its relationship to WWE and its various parent, subsidiary and affiliated corporations hereunder shall be that of an independent contractor and not an employee of WWE for any purpose whatsoever. Consultant shall have sole control of the manner and means of performing its work, and WWE is interested only in the results Consultant obtains. Consultant does not have, nor shall it hold itself out as having, any right, power or authority to create any contract or obligation, either express or implied, on behalf of, in the name of, or binding upon WWE, its parent, subsidiary or affiliated companies, unless WWE or any of the foregoing companies shall consent thereto in writing.

      4. COMPENSATION:

            a) In consideration of the full and faithful performance by Consultant of all of his obligations hereunder, WWE shall pay Consultant Twenty Thousand Eight Hundred Thirty-Three Dollars ($20,833.00) per month or an aggregate of $250,000.00 per year. Such amount shall be due and payable on or before the last day of each month during the Term.

            b) WWE shall reimburse Consultant for any reasonable and necessary expenses ("Expenses") actually incurred by Consultant in the performance of the Services hereunder, subject to WWE's then current policies regarding such reimbursement, provided that any and all such Expenses are approved in advance by WWE and only upon receipt of adequate supporting documentation therefor. Such Expenses shall be reimbursed within fifteen (15) business days following submission to and approval by WWE of an invoice no more frequently than on a monthly basis.

      5. TERMINATION: Either party, in its sole discretion, may terminate this Agreement upon written notice to the other party at any time with or without cause, provided that [OBJECT OMITTED]WWE's only remaining obligation hereunder shall be to pay Consultant compensation and/or reimbursement expenses, as applicable then due and accrued but not yet paid through the date of termination.

      6. OTHER COVENANTS OF CONSULTANT. In order to induce WWE to enter into this Agreement, Consultant hereby agrees as follows, as of the Effective Date:

            (a) CONFIDENTIALITY. Consultant acknowledges that by reason of its relationship with and service to WWE, it has had and will have access to confidential information relating to operations and technology and know-how which have been developed by WWE and its affiliates, including, without limitation, information and knowledge pertaining to wrestling productions and performances, public relations and marketing, products and their design and manufacture, methods of operation, sales and profit data, customer and supplier lists and relationships between WWE and its affiliates and their respective customers, suppliers and others who have business dealings with it, other information not readily available to the public, and plans for future developments relating thereto. In recognition of the foregoing, during the Term and at all times thereafter, Consultant will maintain the confidentiality of all such information and other matters of WWE and its affiliates known to Consultant which are otherwise not in the public domain and will not disclose any such information to any person outside the organization of WWE, wherever located, except as required by law or with WWE Board of Directors' prior written authorization and consent.

            (b) RECORDS. All papers, books and records of every kind and description relating to the business and affairs of WWE, or any its of affiliates, whether or not prepared by Consultant, other than personal notes prepared by or at the direction of Consultant, shall be the sole and exclusive property of WWE, and Consultant shall surrender them to WWE at any time upon request by WWE.


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

            (c) NON-COMPETITION. Consultant hereby agrees with WWE that during the Term and for a period of one (1) year following the date of termination or non-renewal, it shall not: (i) provide Services or any other services to any person or entity engaged in the business of professional wrestling other than WWE or any parent, subsidiary or affiliated company thereof; (ii) actively solicit any employee or agent of WWE or any of its subsidiaries or affiliates to leave the employment or engagement thereof; and (iii) induce or attempt to induce any customer, supplier, licensee or other individual, corporation or other organization having a business relation with WWE or its subsidiaries or affiliates to cease doing business with WWE or its subsidiaries or in any way interfere with the relationship between any such customer, supplier, licensee or other person and WWE or its subsidiaries or affiliates.

            (d) WORKS. Consultant hereby acknowledges that all duties performed hereunder were specifically ordered or commissioned by the WWE ("Work"); that the Work constitutes and shall constitute a work-made-for-hire as defined in the United States Copyright Act of 1976; that WWE is and shall be the author of said work-made-for-hire and the owner of all rights in and to the Work throughout the universe, in perpetuity and in all languages, for all now known or hereafter existing uses, media and forms, including, without limitation, the copyrights therein and thereto throughout the universe for the initial term and any and all extensions and renewals thereof; and that WWE shall have the right to make such changes therein and such uses thereof as it may deem necessary or desirable. "Works" shall include, but not be limited to all material and information created by Consultant in the course of or as a result of Consultant's engagement with WWE which is fixed in a tangible medium of expression, including, but not limited to, notes, drawings, memoranda, correspondence, documents, records, notebooks, flow charts, computer programs and source and object codes, regardless of the medium in which they are fixed. To the extent that the Work is not recognized as a work-made-for-hire, Consultant hereby assigns, transfers and conveys to WWE, without reservation, all of Consultant's right, title and interest throughout the universe in perpetuity in the Work, including, without limitation, all rights of copyright and copyright renewal in said Work or any part thereof. Consultant will take whatever steps and do whatever acts WWE requests, including, but not limited to, placement of the WWE's proper copyright notice on such Works to secure or aid in securing copyright protection and will assist WWE or its nominees in filing applications to register claims of copyright in such works. Consultant will not reproduce, distribute, display publicly, or perform publicly, alone or in combination with any data processing or network system, any Works of WWE without the written permission from WWE.

            (e) INVENTIONS. All Inventions (as defined below) made or conceived by Consultant, either solely or jointly with others, during Consultant's engagement with WWE and within one (1) year after termination of such engagement, whether or not such Inventions are made or conceived during the hours of Consultant's engagement or with the use of WWE's facilities, materials, or personnel, will be the property of WWE or its nominees. "Invention" means discoveries, concepts, and ideas, whether patentable or not, including, but not limited to apparatus, processes, methods, techniques, and formulae, as well as improvements thereof or know-how related thereto, relating to any present or prospective activities of WWE or its


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

subsidiaries. Consultant will, without royalty or any other additional consideration: (i) inform WWE promptly and fully of such Inventions by written reports, setting forth in detail a description, the operation and the results achieved; (ii) assign to WWE all Consultant's right, title, and interest in and to such Inventions, any applications for United States and foreign Letters Patent, any contributions, divisions, continuations-in-part, reissues, extensions or additions thereof filed for upon such Inventions and any United States and foreign Letters Patent; (iii) assist WWE or its nominees, at the expense of WWE, to obtain, maintain and enforce such United States and foreign Letters Patent for such Inventions as WWE may elect; and (iv) execute, acknowledge, and deliver to WWE to confirm the complete ownership by WWE of such Inventions.

            (f) ENFORCEMENT. Consultant agrees and warrants that the covenants contained herein are reasonable, that valid considerations has been and will be received therefor and that the agreements set forth herein are the result of arms-length negotiations between the parties hereto. Consultant recognizes that the provisions of this Section 6 are vitally important to the continuing welfare of WWE, and its affiliates, and that money damages constitute a totally inadequate remedy for any violation thereof. Accordingly, in the event of any such violation by Consultant, in addition to any other remedies they may have, WWE and its subsidiaries and affiliates shall have the right to institute and maintain a proceeding to compel specific performance thereof or to issue an injunction restraining any action by Consultant in violation of this Section 6.

      7. APPROVAL AND CONTROLS: WWE shall have the sole and absolute control, approval and discretion over the design, colors, presentation, depiction and exhibition of WWE's characters and intellectual properties that are created or relate in any way to the Services. Moreover, WWE reserves all rights to the trade names and trademarks and to any other commercial symbols that it may adopt or use that are created or related in any way to the Services.

      8. NOTICES: Any notices are to be sent by certified mail, return receipt requested, federal express, or first class postal service, to the addresses first set forth above, and if to [OBJECT OMITTED]WWE to the attention of Edward
L. Kaufman, Esq., Senior Vice President and General Counsel.

      9. GOVERNING LAW: This Agreement shall be governed by the laws of the State of Connecticut governing contracts entered into and to be fully performed therein.

      10. SEVERABILITY: In the event that any provision or portion of this Agreement shall be declared invalid or unenforceable for any reason by a court of competent jurisdiction, such provision or portion shall be considered separate and apart from the remainder of this Agreement, which shall remain in full force and effect.

      11. NAME AND LIKENESS: [OBJECT OMITTED]WWE and its licensees and/or assignees shall have the exclusive and perpetual right, but not the obligation, to use and license the use of Consultant's name, photograph, likeness and other biographical data ("Name and Likeness") for the purpose of advertising, marketing, promoting, publicizing and exploiting any matter related to the Services performed hereunder with Consultant's permission, which shall not be unreasonably withheld.


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

      12. INDEMNITY:

            (a) Consultant shall hold [OBJECT OMITTED]WWE, its parent, subsidiary and affiliate companies and their respective directors, officers, employees, independent contractors, licensees, successors, assigns and agents of the foregoing, harmless from and against all claims, liabilities, damages, costs and attorneys' fees arising from: (1) any negligent or intentional acts by Consultant; or (2) any breach or alleged breach by Consultant of any representation, warranty or agreement made by Consultant hereunder.

            (b) [OBJECT OMITTED]WWE shall hold Consultant harmless from and against all claims, liabilities, damages, costs and attorneys' fees arising solely from (1) any negligent or intentional acts by WWE; or (2) any breach or alleged breach by WWE of any representation, warranty or agreement made by WWE hereunder.

      13. REMEDIES: The waiver by either party of any breach hereof shall not be deemed a waiver of any prior or subsequent breach hereof. All remedies of either party shall be cumulative and the pursuit of one remedy shall not be deemed a waiver of any other remedy.

      14. INTEGRATION: This Agreement contains the complete understanding existing between the parties on the subjects covered and supersedes any previous written or verbal understandings with respect thereto. This Agreement may not be amended except by a writing signed by Consultant and [OBJECT OMITTED]WWE.

      15. ASSIGNMENT: This Agreement is not assignable or delegable, in whole or in part, by Consultant. [OBJECT OMITTED]WWE may assign this Agreement in whole or in part, without limitation


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

or restriction. This Agreement shall insure to the benefit of WWE, its successors, assignees, licensees and grantees and associated, affiliated and subsidiary companies.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMMUNICATIONS CONSULTANTS, INC.        WORLD WRESTLING
                                        ENTERTAINMENT, INC.


By: /s/ Joseph Perkins                  By:  /s/ Linda E. McMahon
    -------------------------------          -----------------------------------
         Joseph Perkins                          Linda E. McMahon
         President                               President & Chief Executive
                                                 Officer

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